UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MERCANTILE FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

To All Employees of Mercantile Investment and Wealth Management:

Recently we distributed proxy materials for the Mercantile Funds regarding the Special Meeting of Shareholders scheduled to take place on July 20, 2007.

If you have received a proxy statement for yourself or your clients, we urge you to cast your vote promptly.

EVERY VOTE COUNTS

Your vote is important to us.  A shareholder may think his or her vote is not important, but it is vital.  Your vote will help your fund(s) to hold the shareholder meeting as scheduled, so we urge you to vote your proxy now.  You and all other shareholders will benefit from your cooperation.

The Board of Directors of the Mercantile Funds has approved the proposals detailed in the proxy statement and recommends that you to vote “FOR” each proposal.

If you have not yet received proxy materials or have misplaced or lost the proxy materials that you received, please contact Ling Amoroso in the Fund Administration Group at (410) 237-5707 immediately to receive proxy materials.

DON’T HESITATE. PLEASE VOTE TODAY.